EXECUTION VERSION

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY “[***],” HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

ASSET PURCHASE AGREEMENT

This Asset Purchase Agreement (this “Agreement”), dated as of March 21, 2018, is entered into between Ascendance Biotechnology, Inc., a Delaware corporation (the “Company”), and AgeX Therapeutics, Inc., a Delaware corporation (“Buyer”).

RECITALS

WHEREAS, the Company is primarily engaged in the business of developing, manufacturing and selling products and services using liver-related cells or cell types, including stem cell derived hepatocytes, for research in support of clinical diagnostics, research, drug development, biological modeling of disease or any other use related to the modeling, assessment or development of drugs, chemicals or cosmetics, including the trade-named HepatoPac®, HepatoMune® or HepatoStem™ products;

WHEREAS, the Company is also engaged in the business of developing, manufacturing and selling stem cells, products derived from stem cells and products related to stem cell research and toxicological screenings under the [***] (the “Non-Liver Business”); and

WHEREAS, the Company wishes to sell and assign to Buyer, and Buyer wishes to purchase and assume from the Company, the rights and obligations of the Company to the Purchased Assets and the Assumed Liabilities (as defined herein) related to the Non-Liver Business, subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Article I
PURCHASE AND SALE

Section 1.01 Purchase and Sale of Assets. Subject to the terms and conditions set forth herein, the Company shall sell, assign, transfer, convey and deliver to Buyer, and Buyer shall purchase from the Company, the Company’s right, title and interest in the following assets (collectively, the “Purchased Assets”), free and clear of any mortgage, pledge, lien, charge, security interest, claim or other encumbrance (“Encumbrance”) except to the extent disclosed in this Agreement or the below referenced schedule attached hereto:

(a) the inventory, finished goods, raw materials, work in progress, packaging, supplies and parts set forth on Schedule 1.01(a) (collectively, “Inventory”);

(b) the contracts set forth on Schedule 1.01(b) (collectively, “Assigned Contracts”);

(c) the intellectual property set forth on Schedule 1.01(c) (“Purchased IP”);

(d) the equipment, supplies and other tangible personal property of the Company set forth on Schedule 1.01(d);

(e) all of the Company’s rights under warranties, indemnities, non-competition agreements, non-disclosure agreements, non-solicitation agreements, exclusive relationships, and all similar rights against third parties to the extent exclusively related to the Purchased Assets; and

(f) the books and records, including books of account, ledgers and general, financial and accounting records, machinery and equipment maintenance files, customer lists, customer purchasing histories, price lists, distribution lists, supplier lists, production data, quality control records and procedures, customer complaints and inquiry files, research and development files, records and data, sales material and records, strategic plans, internal financial statements and marketing and promotions surveys, material and research, that exclusively relate to the Non-Liver Business or the Purchased Assets set forth on Schedule 1.01(f) (all of which exclusively relate to the Non-Liver Business).

Section 1.02 Excluded Assets. Buyer expressly understands and agrees that, other than the Purchased Assets set forth in Section 1.01, Buyer is not purchasing or acquiring, and the Company is not selling or assigning, any other assets or properties of the Company, and all such other assets and properties shall be excluded from the Purchased Assets (collectively, the “Excluded Assets”).

Section 1.03 Assumption of Liabilities. Buyer assumes and agrees to pay, perform and discharge any liabilities and obligations arising after the Closing (as defined herein) under the Purchased Assets (including the Assigned Contracts and/or Purchased IP, but only (a) to the extent provided in (i) that [***], and (ii) the Assignment and Assumption Agreement referenced in Section 2.02(a)(ii) with respect to all Assigned Contracts, and (b) to the extent that such liabilities and obligations do not relate to any breach, default or violation by the Company on or prior to the Closing) (collectively, the “Assumed Liabilities”). Other than the Assumed Liabilities, Buyer shall not assume any liabilities or obligations of the Company of any kind, whether known or unknown, contingent, matured or otherwise, whether currently existing or hereinafter created (such liabilities, the “Retained Liabilities”). Notwithstanding anything to the contrary herein, for the avoidance of doubt, any liabilities or obligations of the Company to [***]resulting from any pre-Closing breach or non-fulfillment of any covenant, agreement or obligation by the Company, and any obligation or liability of the Company to indemnify [***]with respect to any liability that arose or matter that occurred prior to Closing, under the [***], shall constitute (a) “Assumed Liabilities” to the extent related to the Non-Liver Business and (b) “Retained Liabilities,” to the extent not related to the Non-Liver Business.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY “[***],” HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

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Section 1.04 Purchase Price. The aggregate purchase price for the Purchased Assets and the agreement of the Company to execute and deliver the License Agreement (as defined below), the BioTime and ReCyte Sublicense (as defined below) and the ESI Sublicense (as defined below) shall be [***] (the “Purchase Price”), plus the assumption of the Assumed Liabilities. The Buyer shall pay the Purchase Price to the Company at the Closing in cash, by wire transfer of immediately available funds in accordance with the wire transfer instructions set forth on Schedule 1.04.

Section 1.05 Allocation of Purchase Price. The Company and Buyer agree to allocate the Purchase Price among the Purchased Assets for all purposes (including tax and financial accounting) in accordance with Schedule 1.05. Buyer and the Company shall file all tax returns (including amended returns and claims for refund) and information reports in a manner consistent with such allocation.

Section 1.06 Withholding Tax. Buyer shall be entitled to deduct and withhold from the Purchase Price all taxes that Buyer is required to deduct and withhold under any applicable tax law. All such withheld amounts shall be treated as delivered to the Company hereunder.

Section 1.07 Third Party Consents. To the extent that the Company’s rights under any Assigned Contract, or any other Purchased Asset, may not be assigned to Buyer without the consent of another person which has not been obtained, this Agreement shall not constitute an agreement to assign the same if an attempted assignment would constitute a breach thereof or be unlawful, and the Company shall use its commercially reasonable efforts to obtain any such required consent(s) as promptly as possible. If any such consent shall not be obtained or if any attempted assignment would be ineffective or would impair Buyer’s rights under the Purchased Asset in question so that Buyer would not in effect acquire the benefit and burdens of all such rights, the Company shall use its reasonable best efforts to act after the Closing as Buyer’s agent (at Buyer’s expense) in order to obtain for it the benefits and burdens thereunder and shall reasonably cooperate with Buyer in any other reasonable arrangement designed to provide such benefits and burdens to Buyer. Buyer agrees that the Company shall have not any liability whatsoever to Buyer arising out of or relating to the failure to obtain any such consent or give any such notice, and no representation, warranty or covenant of the Company herein shall be breached or deemed breached, and no condition shall be deemed not satisfied, as a result of such failure or any suit, litigation, claim, action, arbitration, cease and desist letter or proceeding or investigation commenced or threatened by or on behalf of any person arising out of or relating to the failure to obtain any such consent.

Article II
CLOSING

Section 2.01 Closing. The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place simultaneously with the execution of this Agreement on the date of this Agreement (the “Closing Date”) at the offices of Duane Morris LLP, 30 South 17th Street, Philadelphia, Pennsylvania 19103, or at such other location, or electronically, as the parties hereto may agree. The consummation of the transactions contemplated by this Agreement shall be deemed to occur at 12:01 a.m. on the Closing Date.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY “[***],” HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

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Section 2.02 Closing Deliverables.

(a) At the Closing, the Company shall deliver to Buyer the following:

(i) a bill of sale in form and substance reasonably acceptable to Buyer (the “Bill of Sale”) and duly executed by the Company, transferring the tangible personal property included in the Purchased Assets to Buyer;

(ii) an assignment and assumption agreement in form and substance reasonably acceptable to Buyer (the “Assignment and Assumption Agreement”) and duly executed by the Company, effecting the assignment to, and assumption by, Buyer of the Assigned Contracts and other intangible assets included in the Purchased Assets (other than the Purchased IP) and the Assumed Liabilities;

(iii) [***];

(iv) an assignment and assumption agreement in form and substance reasonably acceptable to Buyer (the “Intellectual Property Assignment”) and duly executed by the Company, transferring the Company’s right, title and interest in and to the Purchased IP to Buyer;

(v) the Patent License Agreement, dated March [__], 2018, by and between Buyer and the Company ( the “License Agreement”) and duly executed by the Company;

(vi) sublicense agreements in form and substance reasonably acceptable to Buyer and duly executed by the Company, sublicensing patent rights and other rights pursuant to: (i) that certain License Agreement, dated November 24, 2015 as amended from time to time, by and among BioTime, Inc., a California corporation, ReCyte Therapeutics, Inc., a California corporation, and the Company to Buyer (such sublicense, the “BioTime and ReCyte Sublicense”); (ii) that certain License Agreement effective as of November 24, 2015, as amended from time to time, by and between ESI and the Company to Buyer (such sublicense, the “ESI Sublicense”); and (iii) that certain [***] ([***] and, together with the BioTime and ReCyte Sublicense and the ESI Sublicense, collectively, the “Sublicenses”);

(vii) copies of all consents, approvals, waivers and authorizations referred to in Section 3.02 of the disclosure schedules attached hereto (“Disclosure Schedules”);

(viii) a certificate pursuant to Treasury Regulations Section 1.1445-2(b) that the Company is not a foreign person within the meaning of Section 1445 of the Internal Revenue Code duly executed by the Company;

(ix) a certificate of the Secretary (or equivalent officer) of the Company certifying as to (A) the resolutions of the board of directors of the Company, duly adopted and in effect, which authorize the execution, delivery and performance of this Agreement and the transactions contemplated hereby, and (B) the names and signatures of the officers of the Company authorized to sign this Agreement and the documents to be delivered hereunder; and

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY “[***],” HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

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(x) such other customary instruments of transfer, assumption, filings or documents, in form and substance reasonably satisfactory to Buyer, as may be required to give effect to this Agreement.

(b) At the Closing, Buyer shall deliver to the Company the following:

(i) the Purchase Price;

(ii) the Assignment and Assumption Agreement duly executed by Buyer;

(iii) [***];

(iv) the Bill of Sale duly executed by Buyer;

(v) the Intellectual Property Assignment duly executed by Buyer;

(vi) License Agreement duly executed by Buyer;

(vii) the Sublicenses duly executed by Buyer;

(viii) copies of all consents and authorizations referred to in Section 4.02 of the Disclosure Schedules;

(ix) a certificate of the Secretary or Assistant Secretary (or equivalent officer) of Buyer certifying as to (A) the resolutions of the board of directors of Buyer, duly adopted and in effect, which authorize the execution, delivery and performance of this Agreement and the transactions contemplated hereby, and (B) the names and signatures of the officers of Buyer authorized to sign this Agreement and the documents to be delivered hereunder; and

(x) such other customary instruments of transfer, assumption, filings or documents, in form and substance reasonably satisfactory to the Company, as may be required to give effect to this Agreement.

Article III
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to Buyer that the statements contained in this Article III are true and correct as of the date hereof. For purposes of this Article III, “Company’s knowledge,” “knowledge of Company” and any similar phrases shall mean the actual or constructive knowledge of any officer of the Company, after reasonable inquiry.

Section 3.01 Organization and Authority of the Company; Enforceability. The Company is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware. The Company has full corporate power and authority to enter into this Agreement and the documents to be delivered hereunder, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance by the Company of this Agreement and the documents to be delivered hereunder and the consummation of the transactions contemplated hereby have been duly authorized by all requisite corporate action on the part of the Company. This Agreement and the documents to be delivered by the Company hereunder have been duly executed and delivered by the Company, and (assuming due authorization, execution and delivery by Buyer) this Agreement and the documents to be delivered hereunder constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY “[***],” HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

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Section 3.02 No Conflicts; Consents. Except as set forth in Section 3.02 of the Disclosure Schedules, execution, delivery and performance by the Company of this Agreement and the documents to be delivered by the Company hereunder, and the consummation of the transactions contemplated hereby, do not and will not: (a) violate or conflict with the certificate of incorporation, by-laws or other organizational documents of the Company; (b) violate or conflict with any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or the Purchased Assets; (c) conflict with, or result in (with or without notice or lapse of time or both) any violation of, or default under, or give rise to a right of termination, acceleration or modification of any obligation or loss of any benefit under any Assigned Contracts or (d) result in the creation or imposition of any Encumbrance on the Purchased Assets. Except as set forth in Section 3.02 of the Disclosure Schedules, no consent, approval, waiver or authorization is required to be obtained by the Company from any person or entity (including any governmental authority) in connection with the execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby.

Section 3.03 Title to Purchased Assets. Except as set forth in Section 3.03 of the Disclosure Schedules, the Company owns and has good title to the Purchased Assets, free and clear of Encumbrances.

Section 3.04 Inventory. Section 3.04 of the Disclosure Schedules sets forth a true and complete list of the quantity of Inventory, and such Inventory consists of a quality that is usable and salable in the ordinary course of business.

Section 3.05 Intellectual Property.

(a) Except as set forth in Schedule 3.05(a), the Company owns or has adequate, valid and enforceable rights to use all of the Purchased IP, free and clear of all Encumbrances. The Company is not bound by any outstanding judgment, injunction, order or decree restricting the use of the Purchased IP, or restricting the licensing thereof to any person or entity.

(b) To the Company’s knowledge, (i) its use of the Purchased IP does not infringe, violate, dilute or misappropriate the intellectual property of any other person or entity and (ii) there are no claims pending or threatened by any person or entity with respect to the ownership, validity, enforceability, effectiveness or use of the Purchased IP. To the Company’s knowledge, no person or entity is infringing, misappropriating, diluting or otherwise violating any of the Purchased IP, and the Company has not made or asserted any claim, demand or notice against any person or entity alleging any such infringement, misappropriation, dilution or other violation.

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Section 3.06 Assigned Contracts; [***]. Each Assigned Contract and the [***] is valid and binding on the Company in accordance with its terms and is in full force and effect. None of the Company or, to the Company’s knowledge, any other party thereto is in breach of or default under (or is alleged to be in breach of or default under), or has provided or received any notice of any intention to terminate, any Assigned Contract or the [***]. No event or circumstance has occurred that, with or without notice or lapse of time or both, would constitute an event of default under any Assigned Contract or the [***], or result in a termination thereof, or would cause or permit the acceleration or other changes of any right or obligation or the loss of benefit thereunder. Complete and correct copies of each Assigned Contract and the [***] have been made available to Buyer. There are no disputes pending or, to the Company’s knowledge, threatened under any Assigned Contract or the [***].

Section 3.07 Compliance With Laws. The Company is in compliance, in all material respects, with all applicable federal, state and local laws and regulations applicable to ownership and use of the Purchased Assets.

Section 3.08 Legal Proceedings. There is no claim, action, suit, proceeding or governmental investigation (“Action”) of any nature pending or, to the Company’s knowledge, threatened against or by the Company (a) relating to or affecting the Purchased Assets or the Assumed Liabilities; or (b) that challenges or seeks to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement. To the Company’s knowledge, no event has occurred or circumstances exist that may give rise to, or serve as a basis for, any such Action.

Section 3.09 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.

Section 3.10 Taxes. Except as set forth in Section 3.10 of the Disclosure Schedules:

(a) Except as would not have a material adverse effect on the Purchased Assets, the Company has filed (taking into account any valid extensions) all material tax returns required to be filed by the Company and has paid all taxes shown thereon as owing. The Company is not currently the beneficiary of any extension of time within to file any material tax return other than extensions of time to file tax returns obtained in the ordinary course of business.

(b) The Company is not a “foreign person” as that term is used in Treasury Regulations Section 1.1445-2. The Company is not, nor or has been, a United States real property holding corporation (as defined in Section 897(c)(2) of the Code) during the applicable period specified in Section 897(c)(1)(a) of the Code.

(c) The representations and warranties set forth in this Section 3.10 are the Company’s sole and exclusive representations and warranties regarding tax matters.

Section 3.11 Full Disclosure. No representation or warranty by the Company in this Agreement and no statement contained in the Disclosure Schedules to this Agreement or any certificate or other document furnished or to be furnished to Buyer pursuant to this Agreement contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements contained therein, in light of the circumstances in which they are made, not misleading.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY “[***],” HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

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Article IV
REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer represents and warrants to the Company that the statements contained in this Article IV are true and correct as of the date hereof. For purposes of this Article IV, “Buyer’s knowledge,” “knowledge of Buyer” and any similar phrases shall mean the actual or constructive knowledge of any officer of Buyer, after reasonable inquiry.

Section 4.01 Organization and Authority of Buyer; Enforceability. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware. Buyer has full corporate power and authority to enter into this Agreement and the documents to be delivered by Buyer hereunder, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance by Buyer of this Agreement and the documents to be delivered by Buyer hereunder and the consummation of the transactions contemplated hereby have been duly authorized by all requisite corporate action on the part of Buyer. This Agreement and the documents to be delivered by Buyer hereunder have been duly executed and delivered by Buyer, and (assuming due authorization, execution and delivery by the Company) this Agreement and the documents to be delivered hereunder constitute legal, valid and binding obligations of Buyer enforceable against Buyer in accordance with their respective terms.

Section 4.02 No Conflicts; Consents. The execution, delivery and performance by Buyer of this Agreement and the documents to be delivered by Buyer hereunder, and the consummation of the transactions contemplated hereby, do not and will not: (a) violate or conflict with the certificate of incorporation, by-laws or other organizational documents of Buyer; or (b) violate or conflict with any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Buyer. No consent, approval, waiver or authorization is required to be obtained by Buyer from any person or entity (including any governmental authority) in connection with the execution, delivery and performance by Buyer of this Agreement and the consummation of the transactions contemplated hereby.

Section 4.03 Legal Proceedings. There is no Action of any nature pending or, to Buyer’s knowledge, threatened against or by Buyer that challenges or seeks to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement. To Buyer’s knowledge, no event has occurred or circumstances exist that may give rise to, or serve as a basis for, any such Action.

Section 4.04 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Buyer.

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Article V
COVENANTS

Section 5.01 Option to Unwind. This Agreement, and the transactions contemplated hereby, have been entered into in anticipation of a merger by [***] and wholly owned subsidiary of [***] (“Bio IVT”), with and into the Company, pursuant to which the Company will survive as a wholly owned subsidiary of Bio IVT (the “Merger”). If the Merger is not consummated within 90 days after the Closing Date (the “Merger Deadline”), then the Company may elect to unwind the transactions contemplated by this Agreement. In the event the Company elects to unwind the transactions contemplated by this Agreement, the Company shall provide written notice of such election to Buyer within 15 days after the Merger Deadline. Following delivery of such notice, the parties hereto shall cooperate in good faith to promptly (but in any event within 10 days after delivery of such notice) unwind the transactions contemplated hereby, including by returning the Purchased Assets and Assumed Liabilities, or Purchase Price, as applicable, to the other party.

Section 5.02 Public Announcements. Except for disclosures in compliance with federal and state securities laws and the rules and regulations thereunder, and the rules of the national securities exchange on which securities of Buyer’s parent corporation are traded, and unless otherwise required by applicable law, neither party hereto shall make any public announcements regarding this Agreement or the transactions contemplated hereby without the prior written consent of the other party (which consent shall not be unreasonably withheld or delayed).

Section 5.03 Bulk Sales Laws. The parties hereby waive compliance with the provisions of any bulk sales, bulk transfer or similar laws of any jurisdiction that may otherwise be applicable with respect to the sale of any or all of the Purchased Assets to Buyer.

Section 5.04 Transfer Taxes. All transfer, documentary, sales, use, stamp, registration, value added and other such taxes and fees (including any penalties and interest) incurred in connection with this Agreement and the documents to be delivered hereunder shall be borne and paid 50% by Buyer and 50% by the Company. The parties hereto shall cooperate, and use commercially reasonable efforts, to timely file any tax return or other document with respect to such taxes or fees.

Section 5.05 Further Assurances. Following the Closing, each of the parties hereto shall execute and deliver such additional documents, instruments, conveyances and assurances and take such further actions as may be reasonably required to carry out the provisions hereof and give effect to the transactions contemplated by this Agreement and the documents to be delivered hereunder.

Article VI
INDEMNIFICATION

Section 6.01 Survival. All representations and warranties contained herein and all related rights to indemnification shall survive for six (6) months after Closing.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY “[***],” HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

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Section 6.02 Indemnification by the Company. Subject to the other terms and conditions of this Article VI, the Company shall defend, indemnify and hold harmless Buyer, its affiliates and their respective stockholders, directors, officers and employees from and against all claims, judgments, damages, liabilities, settlements, losses, costs and expenses, including reasonable attorneys’ fees and disbursements, arising from or relating to:

(a) any inaccuracy in or breach of any of the representations or warranties of the Company contained in this Agreement or any document to be delivered hereunder;

(b) any breach or non-fulfillment of any covenant, agreement or obligation to be performed by the Company pursuant to this Agreement or any document to be delivered hereunder;

(c) any Excluded Asset; or

(d) Retained Liabilities.

Section 6.03 Indemnification by Buyer. Subject to the other terms and conditions of this Article VI, Buyer shall defend, indemnify and hold harmless the Company, its affiliates and their respective stockholders, directors, officers and employees from and against all claims, judgments, damages, liabilities, settlements, losses, costs and expenses, including reasonable attorneys’ fees and disbursements, arising from or relating to:

(a) any inaccuracy in or breach of any of the representations or warranties of Buyer contained in this Agreement or any document to be delivered hereunder;

(b) any breach or non-fulfillment of any covenant, agreement or obligation to be performed by Buyer pursuant to this Agreement or any document to be delivered hereunder; or

(c) any Assumed Liability.

Section 6.04 Certain Limitations. The party making a claim under this Article VI is referred to as the “Indemnified Party”, and the party against whom such claim is asserted under this Article VI is referred to as the “Indemnifying Party”. The indemnification provided for in this Article VI shall be subject to the following limitations:

(a) The aggregate amount of all losses for which an Indemnifying Party shall be liable pursuant to this Article VI shall not exceed $[***].

(b) In no event shall any Indemnifying Party be liable to any Indemnified Party for any punitive, incidental, consequential, special or indirect damages, including loss of future revenue or income, loss of business reputation or opportunity relating to the breach or alleged breach of this Agreement, or diminution of value or any damages based on any type of multiple.

(c) Payments by an Indemnifying Party pursuant to this Article VI in respect of any loss shall be limited to the amount of any liability or damage that remains after deducting therefrom any insurance proceeds and any indemnity, contribution or other similar payment received or reasonably expected to be received by the Indemnified Party in respect of any such claim. The Indemnified Party shall use its commercially reasonable efforts to recover under insurance policies or indemnity, contribution or other similar agreements for any losses prior to seeking indemnification under this Agreement.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY “[***],” HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

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(d) Each Indemnified Party shall take, and cause its affiliates to take, all reasonable steps to mitigate any loss upon becoming aware of any event or circumstance that would be reasonably expected to, or does, give rise thereto, including incurring costs only to the minimum extent necessary to remedy the breach that gives rise to such loss.

Section 6.05 Indemnification Procedures. Whenever any claim shall arise for indemnification hereunder, the Indemnified Party shall promptly provide written notice of such claim to the Indemnifying Party (the “Claim Notice”); provided, that no delay in so notifying the Indemnifying Party shall relieve the Indemnifying Party of any of its obligations under this Article VI except to the extent that such delay results in a loss or impairment of procedural or substantive rights with respect to the defense of the claim. In connection with any claim giving rise to indemnity hereunder resulting from or arising out of any Action by a person or entity who is not a party to this Agreement, the Indemnifying Party, at its sole cost and expense and upon written notice to the Indemnified Party, shall assume the defense of any such Action with counsel reasonably satisfactory to the Indemnified Party. The Indemnified Party shall be entitled to participate in the defense of any such Action, with its counsel and at its own cost and expense; provided, however, that if both the Indemnifying Party and Indemnified Party are parties to the Action, and if any conflict of interest (including, but not limited to, crossclaims between them) arises between them or different defenses become available to them, the cost of such separate counsel (but not more than one separate law firm) for the Indemnified Party shall be borne by the Indemnifying Party. If the Indemnifying Party does not assume the defense of any such Action within twenty (20) days after the Claim Notice or such earlier time as may be required to file an answer or other response in the Action so as to avoid a default or loss of any material procedural or substantive rights, the Indemnified Party may, but shall not be obligated to, defend against such Action, at the Indemnifying Party’s expense, in such manner as it may deem appropriate, including, but not limited to, settling such Action, after giving notice of it to the Indemnifying Party, on such terms as the Indemnified Party may deem appropriate and no action taken by the Indemnified Party in accordance with such defense and settlement shall relieve the Indemnifying Party of its indemnification obligations herein provided with respect to any damages resulting therefrom. The Indemnifying Party shall not settle any Action without the Indemnified Party’s prior written consent (which consent shall not be unreasonably withheld or delayed).

Section 6.06 Tax Treatment of Indemnification Payments. All indemnification payments made under this Agreement shall be treated by the parties hereto as an adjustment to the Purchase Price for tax purposes, unless otherwise required by law.

Section 6.07 Exclusive Remedies. The parties acknowledge and agree that their sole and exclusive remedy with respect to any and all claims (other than claims arising from intentional fraud on the part of a party hereto in connection with the transactions contemplated by this Agreement) for any breach of any representation, warranty, covenant, agreement or obligation set forth herein or otherwise relating to the subject matter of this Agreement, shall be pursuant to the indemnification provisions set forth in this Article VI.

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Article VII
MISCELLANEOUS

Section 7.01 Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

Section 7.02 Interpretation. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” Words denoting any gender shall include all genders. Where a word is defined herein, references to the singular shall include references to the plural and vice versa. A reference to any party to this Agreement or any other agreement or document shall include such party’s successors and permitted assigns. All references to “$” and dollars shall be deemed to refer to United States currency unless otherwise specifically provided. All references to a day or days shall be deemed to refer to a calendar day or calendar days, as applicable, unless otherwise specifically provided. Any reference to any agreement or contract referenced herein or in the Disclosure Schedules shall be a reference to such agreement or contract, as amended, modified, supplemented or waived. The captions used in this Agreement and descriptions of the Disclosure Schedules are for convenience of reference only and do not constitute a part of this Agreement and shall not be deemed to limit, characterize or in any way affect any provision of this Agreement, and all provisions of this Agreement shall be enforced and construed as if no caption or description of the Disclosure Schedules had been used in this Agreement. The phrase “made available to Buyer” or similar phrases as used in this Agreement shall mean that the subject documents were posted to the virtual data room hosted by Merrill Corporation and maintained by the Company or its representatives prior to the date hereof. Unless otherwise specified herein, references to any statute, listing rule, rule, standard, regulation or other law include a reference to the corresponding rules and regulations and each of them as amended, modified, supplemented, consolidated, replaced or rewritten from time to time. References to any section of any statute, listing rule, rule, standard, regulation or other law include any successor to such section.

Section 7.03 Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next business day if sent after normal business hours of the recipient; or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 7.03):

If to the Company:	Ascendance Biotechnology, Inc. 200 Boston Avenue, Suite 1500 Medford, MA 02155 Attention: Vincent R. Zurawski, Jr., Ph.D. Email: vzurawski@ascendancebio.com

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with a copy to:	Duane Morris LLP 30 South 17th Street Philadelphia, PA 19103 Facsimile: (215) 689-4452 E-mail: toner@duanemorris.com Attention: David Toner, Esq.

If to Buyer:	AgeX Therapeutics, Inc. 1010 Atlantic Avenue Alameda, California 94501 Facsimile: (510) 521-3389 E-mail: mwest@biotimeinc.com Attention: Michael D. West, CEO

with a copy to:	Thompson, Welch, Soroko &Gilbert LLP 450 Pacific Avenue, Suite 200 San Francisco, CA 91433 Attention: Richard S. Soroko

Section 7.04 Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

Section 7.05 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Agreement.

Section 7.06 Entire Agreement. This Agreement and the documents to be delivered hereunder constitute the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein, and supersede all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter. In the event of any inconsistency between the statements in the body of this Agreement and the other documents to be delivered hereunder (other than an exception set forth in the Disclosure Schedules), the statements in the body of this Agreement will control.

Section 7.07 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither party may assign its rights or obligations hereunder without the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed. No assignment shall relieve the assigning party of any of its obligations hereunder.

Section 7.08 No Third-party Beneficiaries. Except as provided in Article VI, this Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

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Section 7.09 Amendment and Modification. This Agreement may only be amended, modified or supplemented by an agreement in writing signed by each party hereto.

Section 7.10 Waiver. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No waiver by any party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

Section 7.11 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction).

Section 7.12 Submission to Jurisdiction. This Agreement has been executed and delivered in and shall be deemed to have been made in the State of Delaware. The parties each agree to the exclusive jurisdiction of the Chancery Court of the State of Delaware (or, if the Chancery Court of the State of Delaware declines to accept jurisdiction over a particular matter, any state or federal court sitting in the State of Delaware), with respect to any Claim arising under or relating to this Agreement and/or the transactions contemplated hereunder, and waives personal service of any and all process upon it, and consents that all services of process be made by registered or certified mail, return receipt requested, directed to it at its address as set forth in Section 7.03, and service so made shall be deemed to be completed when received. The parties each waive any objection based on forum non conveniens and waive any objection to venue of any action instituted hereunder. Nothing in this paragraph shall affect the right of the parties to serve legal process in any other manner permitted by law.

Section 7.13 Waiver of Jury Trial. Each party acknowledges and agrees that any controversy which may arise under this Agreement is likely to involve complicated and difficult issues and, therefore, each such party irrevocably and unconditionally waives any right it may have to a trial by jury in respect of any legal action arising out of or relating to this Agreement or the transactions contemplated hereby.

Section 7.14 Specific Performance. The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy to which they are entitled at law or in equity.

Section 7.15 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

Section 7.16 Wrong Pockets. From time to time following the Closing, and for no further consideration, Buyer and the Company shall (or shall cause their respective affiliates to) execute, acknowledge and deliver such assignments, transfers, consents, assumptions, conveyances and other documents and instruments and take such other actions as may reasonably be necessary to appropriately consummate the transactions contemplated hereby, including (a) transferring back to the Company (or its designee), at no additional cost to the Company (or its designee), any right, property, asset or liability that was not contemplated by this Agreement to be transferred to or assumed by Buyer but is found to have been transferred to or assumed by Buyer in error, either directly or indirectly and (b) transferring to Buyer (or its designee), at no additional cost to Buyer (or its designee), any right, property, asset or liability that was contemplated by this Agreement to be transferred to or assumed by Buyer at or after the Closing but is found to not have been so transferred to or assumed by Buyer.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

ASCENDANCE BIOTECHNOLOGY, INC.

By:	/s/ Vincent R. Zurawski, Jr.
Name:	Vincent R. Zurawski, Jr., Ph.D.
Title:	Chief Executive Officer

AGEX THERAPEUTICS, INC.

By:	/s/ Michael D. West
Name:	Michael D. West
Title:	Chief Executive Officer

[Signature Page to Asset Purchase Agreement]

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